CHARTER ONE FINANCIAL, INC.

News Release

CONTACT:       ELLEN BATKIE       (800) 262-6301

CHARTER ONE REPORTS 4th QUARTER OPERATING EPS OF $.53 PER SHARE

Highlights for the quarter ended 12/31/00:
  Net operating earnings $.53 per share, up 8% from year ago quarter
  Operating return on assets 1.36%; operating return on equity 18.65%
  Retail banking revenue up 23% from year ago quarter
  Total deposits up $532 million from 12/31/99, or 3%
  Core deposits up 10% from 12/31/99; checking account balances up 18%
  Loan originations of $2.8 billion, including $1.6 billion in energized assets
  Energized asset portfolio up 24% from 12/31/99, now 55% of loans
  End-of-period net yield of 2.91% at 12/31/00, up from 2.85% at 9/30/00
CLEVELAND, Ohio, January 23, 2001 -- Charter One Financial, Inc. (NYSE:CF), the holding company of Charter One Bank, F.S.B., today reported net operating earnings of $111.7 million for the three months ended December 31, 2000. This is equivalent to an 8.2% increase in operating earnings per diluted share, to $.53 in the 2000 quarter, up from $.49 in the year ago quarter. All prior period data have been restated for the merger with St. Paul Bancorp, Inc. in October 1999, which was accounted for as a pooling of interests, and all per share data have been restated for the 5% stock dividend paid on September 30, 2000.

Net operating earnings exclude the after-tax impact of nonrecurring merger expenses and other special charges, which were $2.3 million in the fourth quarter of 2000 and $93.1 million in the fourth quarter of 1999. Including merger expenses and other special charges, net income for the three months ended December 31, 2000 was $109.4 million, or $.52 per diluted share, compared to $18.2 million, or $.08 per diluted share, in 1999.

Net operating earnings for the quarter generated annualized returns of 1.36% on average assets and 18.65% on average equity. These compared with operating returns for the fourth quarter of 1999 of 1.41% on average assets and 17.50% on average equity.

Results for the twelve months ended December 31, 2000 included net operating earnings of $453.9 million, or $2.09 per diluted share, up 10.6% from $1.89 per share in 1999. These operating results translated into returns of 1.43% on average assets and 18.82% on average equity in 2000, compared to 1.39% on assets and 17.46% on equity in 1999.

"We are ending the year in excellent shape and well positioned for future earnings growth," commented Charles John Koch, Charter One's Chairman and Chief Executive Officer. "Consistent with our long-term business plan, we continue to make great progress in shifting our balance sheet to a more profitable mix. Energized assets, or loans other than single-family, increased 24% this year and now represent 55% of our portfolio. Core deposits increased 10%, with an impressive 18% growth in checking accounts. It is important to note that the deposit growth was accomplished solely through internal growth initiatives. Finally, our credit profile is solid and operating expenses continue to be under control."

Net interest income and net yield - Net interest income was $214.8 million for the three months ended December 31, 2000, compared to $223.2 million in the third quarter of 2000 and $232.3 million in the fourth quarter of 1999. The net yield during the fourth quarter was 2.78%, down from 2.93% in the third quarter and 3.13% in the year ago quarter due primarily to the rapid and significant increase in short-term interest rates in the year 2000, together with the effect of the Company's stock repurchase program. The net yield for the full year was 3.02%, down 17 basis points from 3.19% in 1999. The stock repurchase program had the effect of reducing net yield by approximately six basis points during the fourth quarter and four basis points during the year 2000.

Koch stated, "We indicated in our third quarter earnings release that we expected net yield to stabilize by the end of 2000. In fact, the low point of our net yield occurred near the end of October and started to recover thereafter, ending the year at 2.91%. Given the current interest rate environment, we look for a gradual expansion in net interest income over the course of the next twelve months. Additionally, in light of the precipitous drop in intermediate and long-term rates late in the fourth quarter, we have begun extending the maturity of our liabilities. At December 31, 2000, our one-year repricing gap was liability sensitive by approximately 3%."

Noninterest income - Noninterest income (other operating income excluding net gains and losses) for the fourth quarter of 2000 totaled $114.4 million, up 41% from the year ago quarter. The largest component of recurring noninterest income was derived from retail banking activities, which accounted for $65.6 million of the total in the three months ended December 31, 2000. Growth in retail banking revenue continues to be driven by recent mergers, account acquisition in mature markets and continual product development. Retail banking revenue was up an impressive 23% from the year ago quarter. One item benefiting the fourth quarter was a $21.3 million gain included in mortgage banking income, which resulted from a $3 billion sale of mortgage servicing. The sale is consistent with the Company's risk-management strategy to periodically monetize a portion of its mortgage servicing asset.

Lending production - Loan and lease originations for the fourth quarter of 2000 totaled $2.8 billion, compared to $3.4 billion in the third quarter of 2000 and $2.6 billion in the year ago quarter. Originations of energized assets totaled $1.6 billion, or 55% of the total, up 3% from the year ago quarter. The Company uses the term energized assets to include all lending products other than traditional single-family loans. The mix of single-family originations included 80% in fixed-rate products, reversing the trend towards adjustable-rate loans earlier in the year.

In the first calendar year following the October 1999 merger with St. Paul Bancorp, loan production demonstrated the strong potential of the Chicago market. During 2000, our new Chicago division closed $783 million in residential loans and $321 million in consumer loans, compared with originations in 1999 of $345 million in residential and $73 million in consumer lending.

Lending portfolio - The lending portfolio totaled $24.0 billion at December 31, 2000, up 7.6% from the end of 1999. The one-to-four family portion of the lending portfolio totaled $10.9 billion at December 31, 2000, down $856 million from the end of 1999 and $487 million from September 30, 2000. Consistent with the Company's previously stated plan to limit balance sheet growth and accelerate the shift away from single-family exposure, the Company sold $1.2 billion in loans and securities during the quarter.

The energized asset portion of the portfolio totaled $13.3 billion at December 31, 2000, or 55% of the total loan portfolio, compared with 48% at December 31, 1999. The energized asset portfolio increased by 24% during the year, exceeding the Company's goal of 20% growth for 2000. Growth rates for individual components of energized assets reflected the emphasis on originations. Retail consumer loans were up 22% in the year to $4.6 billion, which included $1.6 billion of home-equity lines of credit (up 66% from the end of 1999). Other notable annual growth rates included 56% in the leasing portfolio, 38% in consumer finance and 26% in indirect auto.

Credit quality - During the fourth quarter, the Company charged off a $7.5 million corporate banking loan after discovering suspected fraudulent activities. As a result of this charge-off, the ratio of net charge-offs to average loans increased to .34% during the period. For the year, the ratio of net charge-offs was .21%, compared to .17% in 1999.

Nonperforming assets (including troubled debt restructurings and loans delinquent 90 days still accruing) totaled $190.3 million at December 31, 2000, resulting in a ratio of nonperforming assets to total assets of .58% at the end of the quarter, up slightly from .54% at September 30, 2000. Management has noted no significant, systemic deterioration in any area of its portfolio. Additionally, the portfolio is well diversified and 97% of all loans are collateralized, with 70% backed by single and multi-family real estate. Furthermore, the portfolio includes only negligible amounts of shared national credits and indirect auto leases.

Deposits and average balances - Deposits totaled $19.6 billion at December 31, 2000, up $532 million, or 3%, from December 31, 1999. Core deposits, which include checking, money market and savings accounts, totaled $9.4 billion at December 31, 2000, up 10% from December 31, 1999. The highlight of deposit activity was an 18% increase in checking account balances during the year, including a 10% increase in noninterest bearing accounts. At the end of 2000, core deposits represented 48% of total deposits (up from 45% at the end of 1999) and checking account balances were 20% of the total (up from 17%). One of the drivers behind the success in checking account growth has been a number of product introductions during the year to encourage high-balance accounts. As a result, the average checking balance increased to $3,800, up from $3,200 a year ago. The average noninterest bearing account now has a balance of $2,700 (up from $2,200 a year ago), and the average interest bearing account is $5,100 (up from $4,800).

Operating expenses - Administrative expenses, excluding merger costs, totaled $141.7 million in the three months ended December 31, 2000, down 3% from the third quarter of 2000 and 2% from the year ago quarter. The fourth quarter 2000 level fully reflects the cost savings from the St. Paul merger, where operational integration is now complete.

Operating expenses translated into an efficiency ratio of 41.79% for the fourth quarter of 2000, compared to 44.93% for the third quarter, and 45.04% for the fourth quarter of 1999. It should be noted that the efficiency ratio in the fourth quarter of 2000 benefited from the mortgage servicing sale included in mortgage banking revenue. Excluding that gain, the efficiency ratio would have been 44.68% for the fourth quarter.

Stock repurchase update - On July 18, 2000, the Company authorized the repurchase of 10% of its outstanding shares, or approximately 20 million shares. Since that time, Charter One has repurchased 5.3 million shares (not adjusted for the 5% stock dividend) at an average price of $22.72, or $120.0 million. During the twelve months ended December 31, 2000, the Company repurchased a total of 12.9 million shares at an average price of $22.70, or $293.8 million.

Acquisition of Alliance Bancorp - Earlier today, Charter One joined Alliance Bancorp in announcing a definitive agreement between the two companies under which Alliance would be merged into Charter One. Alliance, which is a $2 billion savings and loan headquartered in Chicago, has $1.3 billion in deposits and 19 branches. Terms of the agreement call for each share of Alliance common stock to be exchanged for $5.25 in cash and .72 shares of Charter One stock. Management expects to issue approximately 6.7 million shares in conjunction with the merger. The transaction will be accounted for as a purchase and should be completed early in the third quarter of 2001.

Outlook for the Year 2001

"As is customary for Charter One, we have just completed our annual business plan which establishes a well-defined framework of what we expect to accomplish in 2001," Koch disclosed. "Coming out of 2000 and looking at the current operating environment, we are reaffirming our long-term financial goals which reflect targeted returns of 1.60% on average assets and 20.00% on average equity. These goals are in conjunction with an annual EPS growth rate target in excess of 10%.

"Based on our internal model, we are currently very comfortable with the consensus operating earnings estimate published by First Call, which is $2.30 per share for 2001. Furthermore, with projected margin expansion throughout the year, together with the specific goals discussed below, the EPS growth rate should accelerate as the year progresses. As is usual, there are several factors that may impact this financial forecast. We have assumed that today's interest rate and economic environment continue throughout the year. Any potential reduction in short-term rates would likely benefit our net interest margin; however that benefit could be offset by a softening economy which may require an increase in our loan loss provision. Additionally, as always these estimates may change based on the forward-looking factors noted below.

"In general, this year's business plan can be summarized as keeping in place the basic tenets that we've followed for the past several years: increase energized assets, core deposits and fee revenue while maintaining our efficiency advantage and conservative credit and capital profile. The overall plan includes modest asset growth of only 2% to 4% funded primarily by deposit growth and equity, as we continue to shift our asset mix away from single-family loans and securities, together with a small amount of stock repurchase activity.

"The framework of the plan is defined through several specific goals for 2001. We expect retail banking revenue to increase another 20%, to just under $300 million. Operating expenses are expected to be up less than 1% from the 2000 level of $574 million, representing the fourth consecutive year of flat to declining operating expense levels. The loan origination goal has been set at $12.3 billion, with $6.9 billion being in energized assets. That would result in an energized asset portfolio growth rate of 17%. One of the most critical components of the plan is to increase core deposits by $1 billion, with roughly half coming from checking.

"Separately, with the overall decline in rates, one of the concerns voiced by investors is the potential for increased prepayment levels eroding future earnings. Given the diversification and yield characteristics of our loan portfolio, together with a relatively low level of mortgage servicing rights, we currently have no significant earnings concerns with respect to prepayments."

Company profile - Charter One has approximately $33 billion in total assets, making it one of the 30 largest bank holding companies in the country. The Bank has approximately 420 branch locations in Ohio, Michigan, New York, Illinois, Massachusetts, and Vermont. The branch locations operate under the Charter One name in all areas except in Michigan (First Federal of Michigan) and Illinois (St. Paul Federal). The Company's diverse product set includes: consumer banking, indirect auto finance, commercial leasing, business lending, commercial real estate lending, mortgage banking, and retail investment products. For additional information, including press releases and investor presentations, investors are directed to Charter One's web site: www.charterone.com.

Forward-Looking Information

This release contains certain estimates of future operating trends for Charter One Financial, Inc., as well as estimates of financial condition and earnings, operating efficiencies, revenue creation, lending origination, loan sale volumes, charge-offs and loan loss provisions. These estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) revenue growth is lower than expected; (2) competitive pressures among depository institutions increase significantly; (3) changes in the interest rate environment reduce interest margins; (4) general economic conditions, either nationally or in the states in which the Company does business, are less favorable than expected; and (5) legislation or regulatory changes adversely affect the businesses in which the Company is engaged. Other factors which may affect these statements are identified in previous filings with Securities and Exchange Commission.

#####

CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
 (unaudited)

	Three Months Ended
	12/31/00	9/30/00	6/30/00	3/31/00	12/31/99
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$ 472,623	$ 462,766	$ 447,109	$ 428,110	$ 426,502
Mortgage-backed securities:
Available for sale	69,608	66,222	50,065	55,474	62,216
Held to maturity	28,108	29,442	30,908	32,354	33,682
Investment securities:
Trading	-	-	-	38	158
Available for sale	8,057	8,142	8,202	9,011	9,176
Held to maturity	333	417	420	424	570
Other interest-earning assets	11,173	10,529	8,894	8,659	9,095
Total interest income	589,902	577,518	545,598	534,070	541,399
Interest expense:
Deposits	211,787	192,399	181,668	180,255	179,960
FHLB advances	141,910	151,549	125,425	113,699	120,508
Other borrowings	21,375	10,401	6,472	7,113	8,658
Total interest expense	375,072	354,349	313,565	301,067	309,126
Net interest income	214,830	223,169	232,033	233,003	232,273
Provision for loan and lease losses	20,920	13,178	11,509	8,598	13,258
Net interest income after provision for loan and lease losses	193,910	209,991	220,524	224,405	219,015
Other income:
Retail banking	65,648	64,401	61,760	51,738	53,592
Mortgage banking	35,967	13,994	14,238	13,715	13,908
Leasing operations	905	2,022	10,394	1,598	2,683
Net gains (losses)	(2,862)	5,522	3,064	3,547	(68,997)
Other	11,909	13,850	9,441	12,020	10,872
Total other income	111,567	99,789	98,897	82,618	12,058
Administrative expenses:
Compensation and employee benefits	61,656	67,507	71,215	70,264	71,259
Net occupancy and equipment	25,902	26,076	25,351	24,564	24,966
Federal deposit insurance premiums	939	1,066	1,001	1,005	2,109
Merger expenses	3,427	1,961	20,845	3,258	55,886
Amortization of goodwill	4,045	4,045	4,046	4,044	3,971
Other administrative expenses	49,112	47,962	45,071	39,593	42,800
Total administrative expenses	145,081	148,617	167,529	142,728	200,991
Income before income taxes and extraordinary item	160,396	161,163	151,892	164,295	30,082
Income taxes	51,022	51,571	48,605	52,586	10,376
Income before extraordinary item	109,374	109,592	103,287	111,709	19,706
Extraordinary item, net of tax benefit	-	-	-	-	1,554
Net income	$ 109,374	$ 109,592	$ 103,287	$ 111,709	$ 18,152
Basic earnings per share(1):
Income before extraordinary item	$ .53	$ .52	$ .47	$ .51	$ .09
Extraordinary item	-	-	-	-	(.01)
Net income	$ .53	$ .52	$ .47	$ .51	$ .08
Diluted earnings per share(1):
Income before extraordinary item	$ .52	$ .51	$ .47	$ .50	$ .09
Extraordinary item	-	-	-	-	(.01)
Net income	$ .52	$ .51	$ .47	$ .50	$ .08
Average common shares outstanding(1)	207,969,291	209,379,604	217,603,358	219,896,363	222,028,146
Average common and common equivalent shares outstanding - assuming dilution(1)	212,268,351	213,766,432	221,643,977	222,687,956	225,842,718
Cash dividends declared per share(1)	$ .18	$ .17	$ .17	$ .15	$ .15
-------------------------------
(1)        Restated to reflect the 5% stock dividend issued September 30, 2000.

CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
 (unaudited)

	Twelve Months Ended
	12/31/00	12/31/99
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$ 1,810,608	$ 1,683,662
Mortgage-backed securities:
Available for sale	241,369	214,119
Held to maturity	120,812	155,141
Investment securities:
Trading	38	363
Available for sale	33,412	36,276
Held to maturity	1,594	2,453
Other interest-earning assets	39,255	36,441
Total interest income	2,247,088	2,128,455
Interest expense:
Deposits	766,109	718,047
FHLB advances	532,583	432,043
Other borrowings	45,361	44,261
Total interest expense	1,344,053	1,194,351
Net interest income	903,035	934,104
Provision for loan and lease losses	54,205	35,237
Net interest income after provision for loan and lease losses	848,830	898,867
Other income:
Retail banking	243,547	197,279
Mortgage banking	77,914	48,570
Leasing operations	14,919	10,480
Net gains (losses)	9,271	(57,047)
Other	47,220	31,315
Total other income	392,871	230,597
Administrative expenses:
Compensation and employee benefits	270,642	275,454
Net occupancy and equipment	101,893	95,547
Federal deposit insurance premiums	4,011	8,256
Merger expenses	29,491	63,526
Amortization of goodwill	16,180	14,011
Other administrative expenses	181,738	176,533
Total administrative expenses	603,955	633,327
Income before income taxes and extraordinary item	637,746	496,137
Income taxes	203,784	160,607
Income before extraordinary item	433,962	335,530
Extraordinary item, net of tax benefit of $837	-	1,554
Net income	$ 433,962	$ 333,976
Basic earnings per share(1):
Income before extraordinary item	$ 2.03	$ 1.50
Extraordinary item	-	(.01)
Net income	$ 2.03	$ 1.49
Diluted earnings per share(1):
Income before extraordinary item	$ 2.00	$ 1.47
Extraordinary item	-	(.01)
Net income	$ 2.00	$ 1.46
Average common shares outstanding(1)	213,712,154	223,743,476
Average common and common equivalent shares outstanding(1)	217,591,679	228,738,159
Cash dividends declared per share(1)	$ .67	$ .57
-----------------------------
(1)        Restated to reflect the 5% stock dividend issued September 30, 2000.

CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
 (unaudited)

	12/31/00	9/30/00	6/30/00	3/31/00	12/31/99
	(Dollars in thousands, except per share data)
ASSETS
Cash and deposits with banks	$ 530,771	$ 518,425	$ 531,636	$ 421,555	$ 689,082
Federal funds sold and other	486	428	470	44,587	4,450
Total cash and cash equivalents	531,257	518,853	532,106	466,142	693,532
Investments securities:
Trading	-	-	-	-	13,380
Available for sale	426,701	437,842	432,674	473,209	482,695
Held to maturity	22,514	23,484	28,136	30,231	46,006
Mortgage-backed securities:
Available for sale	4,087,196	3,930,862	3,701,980	2,405,117	4,193,134
Held to maturity	1,506,175	1,601,627	1,710,538	1,814,376	1,907,246
Loans and leases, net	23,950,172	23,900,935	23,455,358	23,185,170	22,276,862
Loans held for sale	58,002	36,386	31,516	43,441	35,988
Bank owned life insurance	743,509	734,158	724,425	719,294	709,173
Federal Home Loan Bank stock	568,377	559,802	520,288	466,678	471,191
Premises and equipment	323,911	324,932	322,252	316,021	317,205
Accrued interest receivable	165,990	165,649	190,310	152,219	156,244
Real estate and other collateral owned	27,731	26,685	29,421	36,220	36,358
Loan servicing assets	121,735	147,473	134,677	118,540	118,792
Goodwill	172,411	176,510	180,608	185,914	188,826
Other assets	265,746	193,275	227,973	207,119	172,431
Total assets	$32,971,427	$32,778,473	$32,222,262	$30,619,691	$31,819,063

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Checking accounts	$ 3,941,912	$ 3,806,721	$ 3,739,100	$ 3,661,051	$ 3,329,743
Money market and savings accounts	5,486,158	5,413,712	5,474,854	5,313,833	5,235,562
Certificates of deposit	10,177,601	9,501,825	9,355,003	10,022,712	10,508,670
Total deposits	19,605,671	18,722,258	18,568,957	18,997,596	19,073,975
Federal Home Loan Bank advances	9,636,277	9,765,956	10,151,761	8,271,887	9,226,150
Federal funds purchased and reverse repurchase agreements	262,326	983,588	53,087	37,179	283,297
Other borrowings	284,808	267,450	267,579	268,899	232,277
Advance payments by borrowers for taxes and insurance	60,761	55,005	83,784	73,706	80,309
Accrued interest payable	54,499	80,638	54,137	75,495	95,323
Accrued expenses and other liabilities	610,881	569,461	698,640	436,883	430,032
Total liabilities	30,515,223	30,444,356	29,877,945	28,161,645	29,421,363
Shareholders' equity:
Preferred stock - $.01 par value per share; 20,000,000 shares authorized and unissued	-	-	-	-	-
Common stock - $.01 par value per share; 360,000,000 shares authorized; 212,684,698, 212,681,105, 212,681,105, 212,676,730 and 212,397,685 shares issued	2,127	2,127	2,127	2,127	2,124
Additional paid-in capital	1,745,232	1,742,188	1,740,020	1,739,238	1,736,726
Retained earnings	786,793	720,738	874,242	811,048	734,510
Less 4,456,293, 4,964,365, 10,307,140, 3,172,498 and 3,140,000 shares of common stock held in treasury at cost	(100,545)	(110,768)	(228,900)	(65,948)	(65,502)
Borrowings of employee investment and stock ownership plan	(1,256)	(1,569)	(2,044)	(2,595)	(3,138)
Accumulated other comprehensive income	23,853	(18,599)	(41,128)	(25,824)	(7,020)
Total shareholders' equity	2,456,204	2,334,117	2,344,317	2,458,046	2,397,700
Total liabilities and shareholders' equity	$32,971,427	$32,778,473	$32,222,262	$30,619,691	$31,819,063

CHARTER ONE FINANCIAL, INC.
SELECTED STATISTICAL DATA
(unaudited)

	Three Months Ended
	12/31/00	9/30/00	6/30/00	3/31/00	12/31/99
	(Dollars in thousands, except per share data)
Operating earnings (excluding merger expenses, other special charges and extraordinary item):
Operating earnings	$111,704	$110,925	$117,462	$113,827	$111,233
Operating earnings per share(1)	.53	.52	.53	.51	.49
Annualized returns and ratios based on operating earnings:
Return on average assets	1.36%	1.37%	1.51%	1.47%	1.41%
Return on average equity	18.65	18.96	19.08	18.60	17.50
Average equity to average assets	7.28	7.21	7.91	7.93	8.05
Net interest income to administrative expenses	1.52x	1.52x	1.58x	1.67x	1.60x
Administrative expenses to average assets	1.72%	1.81%	1.88%	1.81%	1.84%
Efficiency ratio	41.79	44.93	43.50	43.40	45.04

(1)   Restated to reflect the 5% stock dividend issued September 30, 2000.
	Twelve Months Ended
	12/31/00	12/31/99
	(Dollars in thousands, except per share data)
Operating earnings (excluding merger expenses, other special charges and extraordinary item):
Operating earnings	$453,918	$432,099
Operating earnings per share(1)	2.09	1.89
Annualized returns and ratios based on operating earnings:
Return on average assets	1.43%	1.39%
Return on average equity	18.82	17.46
Average equity to average assets	7.58	7.99
Net interest income to administrative expenses	1.57x	1.64x
Administrative expenses to average assets	1.81%	1.84%
Efficiency ratio	43.39	45.49

(1)   Restated to reflect the 5% stock dividend issued September 30, 2000.

	12/31/00	9/30/00	6/30/00	3/31/00	12/31/99
End of period capitalization:
Equity to assets	7.45%	7.12%	7.28%	8.03%	7.54%
Tangible equity to assets	6.92	6.58	6.71	7.41	6.93
Book value per share(1)	$11.80	$11.24	$11.03	$11.17	$10.91
Tangible book value per share(1)	10.96	10.38	10.17	10.32	10.04

Miscellaneous end-of-period data:
Number of employees (full-time equivalents)	6,573	6,569	6,824	7,049	7,055
Number of full-service branches	419	421	418	418	417
Number of loan production offices	32	35	36	36	36
Number of ATMs	913	912	910	941	949

(1)   Restated to reflect the 5% stock dividend issued September 30, 2000.

COMPOSITION OF DEPOSITS

	12/31/00	9/30/00	6/30/00	3/31/00	12/31/99
	(Dollars in thousands)
Checking accounts:
Interest-bearing	$ 2,547,726	$ 2,416,001	$ 2,357,297	$ 2,305,717	$ 2,066,453
Noninterest-bearing	1,394,186	1,390,720	1,381,803	1,355,334	1,263,290
Money market and savings accounts	5,486,158	5,413,712	5,474,854	5,313,833	5,235,562
Certificates of deposit:
Retail	9,979,198	9,322,776	9,205,595	9,872,989	10,358,670
Brokered	198,403	179,049	149,408	149,723	150,000
Total deposits	$19,605,671	$18,722,258	$18,568,957	$18,997,596	$19,073,975

CHARTER ONE FINANCIAL, INC.
AVERAGE BALANCE SHEET, YIELDS AND COSTS
 (unaudited)

	Three Months Ended
	12/31/00	9/30/00	6/30/00	3/31/00	12/31/99
	(Dollars in thousands)
Average balance sheet data:
Interest-earning assets:
Loans and leases	$24,501,333	$24,185,872	$23,716,364	$22,900,394	$22,911,584
Mortgage-backed securities	5,362,632	5,266,489	4,511,029	4,984,641	5,609,240
Investment securities	461,514	469,556	481,334	521,534	559,686
Other interest-earning assets	584,097	554,356	489,180	501,319	526,266
Total interest-earning assets	30,909,576	30,476,273	29,197,907	28,907,888	29,606,776
Allowance for loan and lease losses	(187,769)	(186,036)	(183,514)	(185,146)	(179,482)
Noninterest-earning assets(1)	2,197,735	2,184,945	2,136,747	2,162,762	2,136,267
Total assets	$32,919,542	$32,475,182	$31,151,140	$30,885,504	$31,563,561
Interest-bearing liabilities:
Checking accounts	$ 3,743,410	$ 3,708,654	$ 3,674,891	$ 3,429,346	$ 2,981,821
Money market and savings accounts	5,367,142	5,480,546	5,487,480	5,276,653	5,526,009
Certificates of deposit	10,101,086	9,321,115	9,607,596	10,276,908	10,518,883
Total deposits	19,211,638	18,510,315	18,769,967	18,982,907	19,026,713
FHLB advances	9,380,222	10,336,097	8,959,241	8,549,562	9,000,263
Other borrowings	1,209,359	550,075	309,641	383,685	524,608
Total interest-bearing liabilities	29,801,219	29,396,487	28,038,849	27,916,154	28,551,584
Noninterest-bearing liabilities	722,980	738,021	649,547	521,055	470,208
Total liabilities	30,524,199	30,134,508	28,688,396	28,437,209	29,021,792
Shareholders' equity	2,395,343	2,340,674	2,462,744	2,448,295	2,541,769
Total liabilities and shareholders' equity	$32,919,542	$32,475,182	$31,151,140	$30,885,504	$31,563,561

Yields and costs during period:
Weighted average yield:
Loans and leases(2)	7.70%	7.64%	7.55%	7.49%	7.43%
Mortgage-backed securities	7.29	7.27	7.18	7.05	6.84
Investment securities	7.27	7.29	7.17	7.27	7.08
Other interest-earning assets	7.49	7.43	7.19	6.83	6.76
Total interest-earning assets	7.62	7.57	7.48	7.40	7.30
Weighted average cost(3):
Checking accounts	1.78	1.66	1.46	1.36	1.29
Money market and savings accounts	3.35	3.30	3.08	2.73	2.51
Certificates of deposit	5.90	5.61	5.29	5.20	5.10
Total deposits	4.39	4.14	3.89	3.82	3.75
FHLB advances	6.01	5.83	5.62	5.34	5.31
Other borrowings	6.95	7.53	8.33	7.39	6.53
Total interest-bearing liabilities	5.00	4.79	4.49	4.33	4.29

Interest rate spread	2.62	2.78	2.99	3.07	3.01

Net yield on interest-earning assets	2.78	2.93	3.18	3.22	3.13

(1)   Includes mark-to-market adjustments on securities available for sale.
(2)   Excludes impact of related tax benefits.
(3)   Includes the annualized effect of interest rate risk management instruments.

CHARTER ONE FINANCIAL, INC.
AVERAGE BALANCE SHEET, YIELDS AND COSTS
 (unaudited)

	Twelve Months Ended
	12/31/00	12/31/99
	(Dollars in thousands)
Average balance sheet data:
Interest-earning assets:
Loans and leases	$23,830,266	$22,646,524
Mortgage-backed securities	5,032,746	5,445,509
Investment securities	487,490	629,472
Other interest-earning assets	543,450	557,417
Total interest-earning assets	29,893,952	29,278,922
Allowance for loan and lease losses	(185,623)	(181,503)
Noninterest-earning assets(1)	2,097,990	1,882,972
Total assets	$31,806,319	$30,980,391
Interest-bearing liabilities:
Checking accounts	$ 3,632,640	$ 2,952,893
Money market and savings accounts	5,401,048	5,464,447
Certificates of deposit	9,821,168	10,482,915
Total deposits	18,854,856	18,900,255
FHLB advances	9,309,296	8,434,318
Other borrowings	613,875	717,173
Total interest-bearing liabilities	28,778,027	28,051,746
Noninterest-bearing liabilities	616,804	454,312
Total liabilities	29,394,831	28,506,058
Shareholders' equity	2,411,488	2,474,333
Total liabilities and shareholders' equity	$31,806,319	$30,980,391

Yields and costs during period:
Weighted average yield:
Loans and leases(2)	7.60%	7.43%
Mortgage-backed securities	7.20	6.78
Investment securities	7.19	6.21
Other interest-earning assets	7.10	6.45
Total interest-earning assets	7.51	7.27
Weighted average cost(3):
Checking accounts	1.58	1.01
Money market and savings accounts	3.12	2.66
Certificates of deposit	5.50	5.18
Total deposits	4.06	3.80
FHLB advances	5.71	5.12
Other borrowings	7.32	6.13
Total interest-bearing liabilities	4.67	4.26

Interest rate spread	2.84	3.01

Net yield on interest-earning assets	3.02	3.19

(1)   Includes mark-to-market adjustments on securities available for sale.
(2)   Excludes impact of related tax benefits.
(3)   Includes the annualized effect of interest rate risk management instruments.

CHARTER ONE FINANCIAL, INC.
YIELDS AND COSTS AT END OF PERIOD
(unaudited)

	12/31/00	9/30/00	6/30/00	3/31/00	12/31/99
Yields and costs at end of period:
Weighted average yield:
Real estate loans	7.49%	7.41%	7.36%	7.31%	7.28%
Retail consumer loans	7.86	7.77	7.68	7.60	7.59
Automobile loans	8.67	8.62	8.60	8.58	8.52
Consumer finance	8.91	9.04	9.19	9.40	9.76
Leases(1)	6.33	6.28	6.24	6.15	6.08
Corporate banking loans	8.89	8.91	8.98	8.70	8.58
Total loans and leases	7.73	7.66	7.61	7.54	7.53
Mortgage-backed securities	7.29	7.24	7.25	7.10	7.04
Investment securities	7.40	7.39	7.37	7.26	7.26
Other interest-earning assets	7.46	7.44	7.30	6.89	6.97
Total interest-earning assets	7.64	7.58	7.53	7.46	7.41
Weighted average cost(2):
Checking accounts	1.73	1.66	1.54	1.40	1.27
Money market and savings accounts	3.29	3.54	3.20	2.93	2.70
Certificates of deposit	5.93	5.73	5.43	5.20	5.13
Total deposits	4.35	4.27	3.99	3.83	3.79
FHLB advances	5.86	5.77	5.83	5.45	5.32
Other borrowings	7.21	7.06	7.91	8.00	6.99
Total interest-bearing liabilities	4.89	4.88	4.68	4.37	4.34

Interest rate spread	2.75	2.70	2.85	3.09	3.07

Net yield on interest-earning assets	2.91	2.85	3.02	3.26	3.19

(1)   Excludes impact of related tax benefits.
(2)   Includes the annualized effect of interest rate risk management instruments.

LOAN AND LEASE PORTFOLIO

	12/31/00	9/30/00	6/30/00	3/31/00	12/31/99
	(Dollars in thousands)
Loan and lease portfolio, net:
One-to-four family:
Permanent:
Fixed rate	$ 4,543,712	$ 4,666,771	$ 5,077,841	$ 6,098,844	$ 5,755,393
Adjustable rate	5,989,120	6,373,274	6,538,729	6,006,653	5,703,042
Construction	345,930	325,385	294,784	283,410	276,172
	10,878,762	11,365,430	11,911,354	12,388,907	11,734,607
Commercial real estate:
Multifamily	1,115,360	1,181,941	1,202,393	1,263,011	1,276,004
Other	855,266	849,999	772,498	722,768	673,972
	1,970,626	2,031,940	1,974,891	1,985,779	1,949,976
Consumer:
Retail	4,631,476	4,470,682	4,232,809	3,906,625	3,788,006
Automobile	3,151,084	3,002,714	2,697,127	2,506,848	2,497,956
Consumer finance	988,879	941,218	819,609	759,657	714,017
	8,771,439	8,414,614	7,749,545	7,173,130	6,999,979
Business:
Leases	1,778,021	1,583,840	1,354,663	1,198,907	1,137,895
Corporate banking	798,942	731,080	682,615	667,155	676,793
	2,576,963	2,314,920	2,037,278	1,866,062	1,814,688
Loans and leases before allowance for loan and lease losses	24,197,790	24,126,904	23,673,068	23,413,878	22,499,250
Allowance for loan and lease losses	(189,616)	(189,583)	(186,194)	(185,267)	(186,400)
Loans and leases, net	$24,008,174	$23,937,321	$23,486,874	$23,228,611	$22,312,850

Portfolio of loans serviced for others	$10,379,644	$12,568,760	$11,616,497	$10,526,595	$10,798,563

CHARTER ONE FINANCIAL, INC.
LOAN AND LEASE ACTIVITY
(unaudited)
	Three Months Ended
	12/31/00	9/30/00	6/30/00	3/31/00	12/31/99
	(Dollars in thousands)
Originations:
Real estate:
Permanent:
One-to-four family	$1,120,250	$1,381,679	$1,394,433	$1,020,269	$1,103,882
Multifamily	4,818	15,380	9,374	4,882	13,412
Commercial	28,424	61,687	52,613	56,924	54,580
Total permanent loans	1,153,492	1,458,746	1,456,420	1,082,075	1,171,874
Construction:
One-to-four family	163,533	173,190	169,119	99,398	130,858
Multifamily	11,185	23,494	34,299	9,564	19,056
Commercial	20,225	31,036	19,130	33,654	14,971
Total construction loans	194,943	227,720	222,548	142,616	164,885
Total real estate loans originated	1,348,435	1,686,466	1,678,968	1,224,691	1,336,759
Retail consumer	490,514	533,559	617,864	421,415	357,888
Automobile	450,274	597,303	464,193	280,002	319,471
Consumer finance	82,606	157,049	96,421	69,117	110,128
Leases	228,801	258,647	203,137	104,362	228,808
Corporate banking	248,647	211,515	210,271	147,961	198,627
Total loans and leases originated	2,849,277	3,444,539	3,270,854	2,247,548	2,551,681
Loans purchased	1,919	8,984	4,142	3,764	89,003
Sales and principal reductions:
Loans sold	145,247	125,852	113,061	88,462	137,051
Loans exchanged for mortgage-backed securities	1,209,198	1,310,813	1,471,076	-	1,093,341
Principal reductions	1,439,129	1,532,501	1,382,508	1,239,525	1,500,082
Total sales and principal reductions	2,793,574	2,969,166	2,966,645	1,327,987	2,730,474
Increase (decrease) before net items	$ 57,622	$ 484,357	$ 308,351	$ 923,325	$ (89,790)

	Twelve Months Ended
	12/31/00	12/31/99
	(Dollars in thousands)
Originations:
Real estate:
Permanent:
One-to-four family	$ 4,916,631	$ 5,101,662
Multifamily	34,454	205,876
Commercial	199,648	241,568
Total permanent loans	5,150,733	5,549,106
Construction:
One-to-four family	605,240	542,903
Multifamily	78,542	71,748
Commercial	104,045	89,331
Total construction loans	787,827	703,982
Total real estate loans originated	5,938,560	6,253,088
Retail consumer	2,063,352	1,968,091
Automobile	1,791,772	1,406,966
Consumer finance	405,193	386,998
Leases	794,947	552,142
Corporate banking	818,394	666,972
Total loans and leases originated	11,812,218	11,234,257
Loans purchased	18,809	465,773
Sales and principal reductions:
Loans sold	472,622	989,571
Loans exchanged for mortgage-backed securities	3,991,087	3,606,946
Principal reductions	5,593,663	6,942,978
Total sales and principal reductions	10,057,372	11,539,495
Increase before net items	$ 1,773,655	$ 160,535

CHARTER ONE FINANCIAL, INC.
NONPERFORMING ASSETS
(unaudited)

	12/31/00	9/30/00	6/30/00	3/31/00	12/31/99
	(Dollars in thousands)
Nonperforming loans and leases:
Nonaccrual loans and leases:
Real estate mortgage loans:
One-to-four family(1)	$ 71,269	$ 70,692	$ 68,671	$ 73,661	$ 75,682
Multifamily and commercial	8,132	6,869	6,614	14,027	3,369
Construction and land	8,806	5,606	5,074	584	1,095
Total real estate mortgage loans	88,207	83,167	80,359	88,272	80,146
Retail consumer	11,120	12,687	12,948	18,171	16,607
Automobile	130	229	268	305	482
Consumer finance	48,673	43,216	36,764	31,667	23,031
Leases	-	-	-	-	-
Corporate banking	18,707	17,973	7,836	9,070	6,037
Total nonaccrual loans and leases	166,837	157,272	138,175	147,485	126,303
Accruing loans and leases delinquent more than 90 days:
Real estate mortgage loans:
One-to-four family	-	-	-	-	-
Multifamily and commercial	-	-	-	-	-
Construction and land	-	-	-	-	-
Total real estate mortgage loans	-	-	-	-	-
Retail consumer(1)	2,586	2,055	1,908	2,408	2,562
Automobile	6,911	5,842	4,275	3,903	4,973
Consumer finance	-	-	-	-	-
Leases	2,956	3,044	2,475	2,759	-
Corporate banking	2,086	3,808	7,286	5,510	2,463
Total accruing loans and leases delinquent more than 90 days	14,539	14,749	15,944	14,580	9,998
Restructured real estate mortgage loans	666	669	671	953	1,009
Total nonperforming loans and leases	182,042	172,690	154,790	163,018	137,310
Real estate acquired through foreclosure and other collateral owned	27,523	23,495	23,065	24,761	24,453
Total nonperforming assets	209,565	196,185	177,855	187,779	161,763
Less government guaranteed loans	19,225	20,105	20,293	19,037	18,841
Nonperforming assets net of government guaranteed loans	$190,340	$176,080	$157,562	$168,742	$142,922

Ratio of (excluding government guaranteed nonperforming loans):
Nonperforming loans and leases to total loans and leases	.68%	.64%	.57%	.62%	.53%
Nonperforming assets to total assets	.58	.54	.49	.55	.45
Allowance for loan and lease losses to:
Nonperforming loans and leases	116.46	124.25	138.44	128.67	157.34
Total loans and leases before allowance	.78	.79	.79	.79	.83

(1)   Includes government guaranteed loans.

CHARTER ONE FINANCIAL, INC.
ALLOWANCE FOR LOAN AND LEASE LOSSES
(unaudited)

	Three Months Ended
	12/31/00	9/30/00	6/30/00	3/31/00	12/31/99
	(Dollars in thousands)
Allowance for loan and lease losses:
Balance, beginning of period	$189,583	$186,194	$185,267	$186,400	$181,441
Provision for loan and lease losses	20,920	13,178	11,509	8,598	13,258
Acquired through acquisition	-	-	-	-	3,603
Loans and leases charged off:
One-to-four family	(1,500)	(1,117)	(1,399)	(1,707)	(1,451)
Commercial real estate	(162)	-	-	(179)	(1,050)
Retail consumer	(3,632)	(2,997)	(3,674)	(2,205)	(1,511)
Automobile	(7,532)	(6,414)	(6,786)	(7,095)	(7,221)
Consumer finance	(2,537)	(949)	(990)	(518)	(1,222)
Leases	-	-	-	-	-
Corporate banking	(8,349)	(153)	(313)	(123)	(1,234)
Total charge-offs	(23,712)	(11,630)	(13,162)	(11,827)	(13,689)
Recoveries:
One-to-four family	507	143	258	247	41
Commercial real estate	146	36	57	2	-
Retail consumer	634	229	563	184	274
Automobile	1,308	1,402	1,515	1,585	1,445
Consumer finance	-	-	1	16	13
Leases	-	-	-	-	-
Corporate banking	230	31	186	62	14
Total recoveries	2,825	1,841	2,580	2,096	1,787
Net loan and lease charge-offs	(20,887)	(9,789)	(10,582)	(9,731)	(11,902)
Balance, end of period	$189,616	$189,583	$186,194	$185,267	$186,400

Net charge-offs to average loans and leases (annualized)	.34%	.16%	.18%	.17%	.21%

	Twelve Months Ended
	12/31/00	12/31/99
	(Dollars in thousands)
Allowance for loan and lease losses:
Balance, beginning of period	$186,400	$184,989
Provision for loan and lease losses	54,205	35,237
Acquired through acquisition	-	3,603
Loans and leases charged off:
One-to-four family	(5,723)	(6,869)
Commercial real estate	(341)	(1,171)
Retail consumer	(12,508)	(3,952)
Automobile	(27,827)	(28,012)
Consumer finance	(4,994)	(1,340)
Leases	-	(900)
Corporate banking	(8,938)	(3,240)
Total charge-offs	(60,331)	(45,484)
Recoveries:
One-to-four family	1,155	345
Commercial real estate	241	523
Retail consumer	1,610	789
Automobile	5,810	6,172
Consumer finance	17	19
Leases	-	-
Corporate banking	509	207
Total recoveries	9,342	8,055
Net loan and lease charge-offs	(50,989)	(37,429)
Balance, end of period	$189,616	$186,400

Net charge-offs to average loans and leases (annualized)	.21%	.17%